SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 25, 2002

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

         On October 28, 2002, Connetics Corporation announced that the U.S. Food and Drug Administration (FDA) issued an approvable letter to Connetics for its supplemental New Drug Application (sNDA) to expand label claims for OLUX to include the treatment of non-scalp psoriasis. Final approval is subject to finalization of ongoing discussions regarding product labeling. The Company continues to anticipate final approval of the sNDA by calendar year end. OLUX is currently approved as a treatment for steroid-responsive scalp dermatoses.

         A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release dated October 28, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:
/s/ Katrina J. Church

Katrina J. Church Executive Vice President, Legal Affairs and General Counsel

Date: October 28, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 28, 2002